EXHIBIT 23.1





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference of our report dated February 13, 2006 accompanying the financial statements of ADA-ES, Inc., which report appears in the December 31, 2005 Annual Report on Form 10-KSB of ADA-ES, Inc., also incorporated by reference in this Form S-3 Registration Statement of ADA-ES, Inc., and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.



/s/ HEIN & ASSOCIATES LLP
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HEIN & ASSOCIATES LLP

Denver, Colorado
April 19, 2006